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LBB & ASSOCIATES LTD., LLP • • • CERTIFIED PUBLIC ACCOUNTANTS

August 31, 2011

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K dated August 31, 2011 of Community Alliance, Inc. (the "Company") to be filed with the Securities and Exchange Commission, and we agree with such statements insofar as they relate to our Firm.

LBB & Associates Ltd., LLP

LBB & Associates Ltd., LLP
Houston, Texas